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                                                                    EXHIBIT 4.12

                           NORD RESOURCES CORPORATION

                             3048 N. Seven Dash Road
                                  P.O. Box 384
                             Dragoon, Arizona 85609

                                                   Dated as of: November 8, 2004

Regiment Capital III, L.P.
222 Berkely Street, 12th Floor
Boston, Massachusetts 02116

Re: Amendment No. 1 to Post Closing Letter

Ladies and Gentlemen:

     We refer to that certain post-closing letter, dated October 19, 2004 (the "Post-Closing Letter"), by Nord Resources Corporation, a Delaware corporation (the "Borrower") and Regiment Capital III, L.P., a Delaware limited partnership (the "Lender") delivered in connection with that certain Promissory Note, dated October 19, 2004 (as amended, the "Note").

     Terms used in this Amendment No. 1 to the Post-Closing Letter (this "Amendment") which are not defined herein, but which are defined in the Note, shall have the same respective meanings herein as therein.

     We have requested you to make certain amendments to the Post-Closing Letter. You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this Amendment.

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto, fully intending to be legally bound by this Amendment, agree as follows:

     1. Effective as of November 18, 2004 (the "First Amendment Date"), the Post-Closing Letter is amended as follows:

          (a) Paragraph 3 is hereby deleted and replaced in its entirety as follows:

               "Within ninety (90) days of the date hereof, the Borrower shall deliver to the Lender a deposit account control agreement for the Borrower's securities account held with A.G. Edwards; provided, however, that if as of such date there are no securities held in such account, and no purchases

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               of securities have been made from or through such account within sixty (60) days prior to such date, then the A.G. Edwards account may be closed and no Blocked Account Agreement shall be required with respect thereto."

     2. This Amendment has been duly executed and delivered to the Lender by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     3. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Post-Closing Letter shall remain unmodified.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of the Amendment and return such counterpart to the undersigned, whereupon this Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

                                         Very truly yours,

                                         NORD RESOURCES CORPORATION


                                         By: /s/ Erland Anderson
                                             -----------------------------------
                                         Name: Erland Anderson
                                               President

The foregoing Amendment is hereby accepted by the undersigned as of November 8, 2004.

REGIMENT CAPITAL III, L.P.

By: REGIMENT CAPITAL MANAGEMENT, LLC, as its General Partner

By: REGIMENT CAPITAL ADVISORS, LLC, as its Manager


By: /s/ Mark Brostowski
    ----------------------------------
Name: Mark Brostowski
      Vice President